Exhibit 99.1
NEWS RELEASE

LivaNova Reports Second Quarter 2016 Results

London, August 3, 2016 – LivaNova PLC (NASDAQ:LIVN; LSE: LIVN) ("LivaNova" or the "Company"), a market-leading medical technology and innovation company, today reported results for the second quarter ended June 30, 2016.

For the second quarter of 2016, worldwide sales were $321 million, an increase of 1.3 percent on a reported basis as compared to the previous year.  On a constant-currency basis1, sales were $319 million, an increase of 0.7 percent over the previous year.  On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second quarter 2016 diluted earnings per share were $0.09. Second quarter 2016 adjusted2 diluted earnings per share were $0.87.

"The second quarter was one of great progress in several areas", said André-Michel Ballester, chief executive officer. "We were especially pleased with early results of our Perceval launch in the U.S.  We have rolled out the product to a significant number of hospitals and physician feedback has been positive.  We are also seeing double digit growth, both in our Neuromodulation franchise and importantly in our high voltage device Platinium across Europe, as well as encouraging penetration of our low voltage device Kora 250 in Japan.  At the same time, we have seen margin improvements across the income statement and made meaningful advances in our restructuring activities and in capturing synergies.  With accelerating top line growth in the second half of the year and good expense discipline, we are on plan to deliver on our financial commitments in 2016, while making exciting progress toward building sustainable long-term growth."

1 Constant currency growth measures the change in sales between the current and prior year periods using average exchange rates in effect during the applicable prior year period.

2 Adjusted measures are based on selected non-GAAP operating results and exclude certain specified items as described later in this press release and the attached schedules.

Second-Quarter 2016 Results

The following table highlights selected financial results3 for the second quarter of 2016 compared to the same period in 2015:

	Three Months Ended June 30,		% Change	Constant Currency % Change
In $ millions	2016	2015
Cardiopulmonary	$124.0	$125.9	(1.5%)	(1.8%)
Heart Valves	$37.1	$36.4	1.8%	1.6%
Cardiac Surgery	$161.1	$162.3	(0.8%)	(1.0%)
CRM[4]	$69.6	$75.6	(8.0%)	(9.9%)
Neuromodulation	$90.0	$78.4	14.8%	14.9%
Other	$0.4	$0.7	n/a	n/a
Total Net Sales	$321.0	$317.1	1.3%	0.7%

•	Numbers may not add due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth.  The difference between constant currency growth and reported growth reflects the impact from currency in the various currencies in which we operate.

Three months ended June 30, 2016
For the three Business Units, sales were as follows:

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $161 million, representing a 1.0 percent decrease versus the comparable period in 2015.  The increase in heart valves was more than offset by the decline in cardiopulmonary.

Sales in cardiopulmonary products were $124 million, a decrease of 1.8 percent compared to the second quarter of 2015.  A decline in our 3T heater/cooler devices, as a result of our import restrictions in the U.S. and the timing of heart lung machine orders in Europe, was partially offset by a strong demand for oxygenators, particularly in emerging markets as well as Japan and Australia.

Heart valve sales, including tissue and mechanical heart valves, were $37 million, an increase of 1.6 percent compared to the same period the previous year. Results were driven by strength in Perceval in both the U.S. and Europe, which more than offset the weakness in mechanical valves in China and traditional tissue valves globally.

3 See the discussion of "Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency" below.  The sales results presented are unaudited.

4 Cardiac Rhythm Management.

Heart valve sales, including tissue and mechanical heart valves, were $37 million, an increase of 1.6 percent compared to the same period the previous year.  Results were driven by strength in Perceval in both the U.S. and Europe, which more than offset the weakness in mechanical valves, primarily in China, and traditional tissue valves globally.

Cardiac Rhythm Management
CRM sales for the period totaled $70 million, a decrease of 9.9 percent as compared to the second quarter of 2015.  The decline in Japan was partially offset by positive performance of our newest high-voltage device Platinium, which was launched last November in Europe and Japan.

Neuromodulation
Neuromodulation sales were $90 million in the second quarter, an increase of 14.9 percent over the prior year period, driven primarily by continued adoption of our newest VNS therapy device AspireSR in the U.S. and double digit new patient growth.

Financial Performance
On a U.S. GAAP basis, second quarter 2016 income from operations was $22 million compared to a net loss from operations of $36 million in the first quarter of 2016.  Adjusted income from operations1 for the second quarter of 2016 was $63 million, an increase of 23.8 percent as compared to the second quarter of 2015.  This is primarily attributed to a positive mix of sales during the quarter which improved gross margin, sound cost control, delivery of our planned synergies and the impact of our previously announced restructuring efforts.

2016 Projections
The Company reiterates its guidance for full year 2016.

The Company continues to expect revenue growth on a constant-currency basis in the range of 3 to 5 percent.  This includes growth in Cardiac Surgery of 3 to 5 percent, growth in Neuromodulation of 9 to 11 percent and growth in CRM of 1 to 2 percent.

The Company continues to expect adjusted gross margin in the range of 64 to 65 percent of net sales, adjusted income from operations in the range of $205 to $230 million, and adjusted diluted earnings per share (EPS) in the range of $2.95 to $3.15, which is based on a share count of approximately 50 million shares on a fully diluted basis.

1 Adjusted measures exclude certain specified items as described later in this press release and the attached schedules.  Adjusted measures are based on selected non-GAAP operating results highlights in our 2015 Annual and Fourth Quarter Financial Results published on February 24, 2016.

Webcast and Conference Call Instructions
The conference call will be available to interested parties through a live audio webcast commencing at 8:00 AM Central time (9:00 AM Eastern Time, 2:00 pm UK Time) and accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com.  To listen to the conference call live by telephone, dial 877-809-8594 (if dialing from within the U.S.) or 440-996-5677 (if dialing from outside the U.S.).  The conference ID is 43508560.

Within 24 hours of the webcast, a replay will be available under the "Events & Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company formed by the merger of Sorin S.p.A, a leader in the treatment of cardiovascular diseases, and Cyberonics Inc., a medical device company with core expertise in neuromodulation. LivaNova transforms medical innovation into meaningful solutions for the benefit of patients, healthcare professionals, and healthcare systems.  The Company employs approximately 4,600 employees worldwide and is headquartered in London, U.K. With a presence in more than 100 countries, LivaNova operates as three business units: Cardiac Surgery, Cardiac Rhythm Management, and Neuromodulation, with operating headquarters in Clamart (France), Mirandola (Italy) and Houston (U.S.), respectively.

LivaNova is listed on NASDAQ and is admitted to the standard listing segment of the Official List of the UK's Financial Conduct Authority and to trading on the London Stock Exchange (LSE) under the ticker symbol "LIVN".

Financial Alignment, Combined Sales & Operating Results, Business Unit Structure and Constant Currency
Cyberonics, the predecessor company to LivaNova, previously reported on a 52/53 week fiscal year calendar ending in April.  With the formal change in the fiscal calendar to a fiscal year ended December 31, the historical Neuromodulation business unit sales have been aligned to correspond as closely as possible to calendar quarters.

Although LivaNova was a shell company with no business operations until the closing date of the merger on October 19, 2015, the sales results disclosed for periods up to and beyond that date are being provided on a combined basis, a non-GAAP formulation that combines the results of legacy Sorin and Cyberonics for the periods completed prior to the merger and periods that include results both before and after the closing of the merger.  The Company believes that presenting the results of Sorin and Cyberonics in such a manner offers a meaningful representation to investors of the combined company's sales for these periods.

Non-GAAP operating results, unaudited, have been included for each of the quarters ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 and for the year ended December 31, 2015.  These results have been prepared by management and adjusted for non-GAAP items as if the merger had occurred on January 1, 2015 but should not be considered as an alternative to Proforma Income Statements to be provided in accordance with SEC filings.  Certain adjustments to legacy Sorin operating results have occurred in order to present the results in US dollars and to align these results as closely as possible to the presentation of LivaNova financial results.  Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Management believes that the presentation of these results provides a meaningful representation of the combined company's operating results for the periods presented.

The sales and operating results for legacy Cyberonics for the quarters ended March 31, June 30 and September 30 were aligned to provide comparative information. The actual periods ended on March 27, June 26 and September 25 respectively.

LivaNova (as the successor to Sorin and Cyberonics on a combined basis) operates under a Business Unit structure with Cardiac Surgery, CRM and Neuromodulation accounting for substantially all of the sales during the periods referred to herein.  The combined company also operates a New Ventures group, dedicated to developing new technologies, particularly in the areas of heart failure, sleep apnea and percutaneous mitral valve.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with Generally Accepted Accounting Principles (GAAP). Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.

Safe harbor statement
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended.  Forward-looking statements are not historical facts but are based on certain assumptions of management and describe the Company's future plans, strategies and expectations.  Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," "could," "seek," "guidance," "predict," "potential," "likely," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions.  Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that the Company believes to be reasonable, but are inherently uncertain.  As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning developing novel opportunities in neuromodulation, heart failure, sleep apnea and percutaneous mitral valve, creating new innovative solutions that benefit patients, healthcare professionals, and healthcare systems, and building significant shareholder value.  Important factors that may cause actual results to differ include, but are not limited to:  (i) risks that the legacy businesses of Cyberonics, Inc. and Sorin S.p.A. (together, the "combined companies") will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; (ii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (iii) risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; (iv) our organizational and governance structure; (v) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (vi) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (vii) the ability to hire and retain key personnel; (viii) the ability to attract new customers and retain existing customers in the manner anticipated; (ix) the reliance on and integration of information technology systems; (x) changes in legislation or governmental regulations affecting LivaNova; (xi) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (xii) conditions in the credit markets; (xiii) business and other financial risks inherent to the industries in which LivaNova operates; (xiv) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xv) LivaNova's international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xvi) and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.  The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company's business, including those described in the "Risk Factors" section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-4 and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All information in this press release is as of the date of its release.  The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

For more information, please visit www.livanova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
 e-mail: corporate.communications@livanova.com

LIVANOVA PLC
QUARTERLY SALES TREND BY BUSINESS UNIT
U.S. dollar in millions, CONSTANT CURRENCY

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	2Q16 vs. 2Q15
Net sales

Cardio Pulmonary	$107.5	$125.9	$113.0	$130.0	$476.4	$113.4	$123.6	(1.8%	)
Heart Valves	34.7	36.4	34.2	34.9	140.2	33.4	37.0	1.6%

Cardiac Surgery Total	142.2	162.3	147.2	164.9	616.6	146.8	160.7	(1.0%	)
CRM	70.4	75.6	53.9	60.7	260.5	62.9	68.1	(9.9%	)
Neuromodulation	70.1	78.4	84.3	91.5	324.3	81.6	90.1	14.9

Other	0.7	0.7	0.8	0.9	3.2	0.5	0.4	(45.8%	)

Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$291.8	$319.3	0.7%

QUARTERLY SALES TREND BY BUSINESS UNIT
U.S. dollar in millions, REPORTED

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	2Q16 vs. 2Q15
Net sales

Cardio Pulmonary	$107.5	$125.9	$113.0	$130.0	$476.4	$110.9	$124.0	(1.5%	)
Heart Valves	34.7	36.4	34.2	34.9	140.2	32.5	37.1	1.8%

Cardiac Surgery Total	142.2	162.3	147.2	164.9	616.6	143.4	161.1	(0.8%	)
CRM	70.4	75.6	53.9	60.7	260.5	61.7	69.6	(8.0%	)
Neuromodulation	70.1	78.4	84.3	91.5	324.3	81.4	90.0	14.8%

Other	0.7	0.7	0.8	0.9	3.2	0.4	0.4	(44.7%	)

Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	$321.0	1.3%

*Numbers may not add due to rounding

LIVANOVA PLC
QUARTERLY SALES TREND BY REGION
U.S. dollar in millions, CONSTANT CURRENCY

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	2Q16 vs. 2Q15
Cardio Pulmonary
US	$32.9	$43.0	$39.8	$45.9	$161.7	$34.5	$39.2	(8.7%	)
Europe	33.6	37.1	31.7	35.6	137.9	32.4	34.6	(6.7%	)
Rest of World	41.0	45.9	41.5	48.5	176.9	46.6	49.8	8.7%
Total	107.5	125.9	113.0	130.0	476.4	113.4	123.6	(1.8%	)

Heart Valve
US	6.7	6.7	6.1	5.8	25.2	6.5	7.1	6.2%
Europe	12.8	13.0	10.3	10.9	46.9	11.7	12.4	(4.5%	)
Rest of World	15.2	16.8	17.8	18.2	68.1	15.2	17.6	4.5%
Total	34.7	36.4	34.2	34.9	140.2	33.4	37.0	1.6%

Cardiac Surgery
US	39.6	49.6	45.9	51.7	186.9	40.9	46.3	(6.7%	)
Europe	46.3	50.0	41.9	46.5	184.8	44.0	47.0	(6.1%	)
Rest of World	56.2	62.7	59.3	66.7	245.0	61.8	67.4	7.5%
Total	142.2	162.3	147.2	164.9	616.6	146.8	160.7	(1.0%	)

CRM
US	4.5	3.9	3.9	3.1	15.5	3.0	2.3	(41.0%	)
Europe	51.0	52.3	44.8	50.5	198.6	51.2	53.5	2.4%
Rest of World	14.9	19.4	5.1	7.0	46.4	8.7	12.3	(36.7%	)
Total	70.4	75.6	53.9	60.7	260.5	62.9	68.1	(9.9%	)

Neuromodulation
US	57.5	63.6	70.9	76.8	268.8	70.2	75.8	19.2%
Europe	8.7	8.9	8.4	9.2	35.2	6.6	9.4	6.3%
Rest of World	3.9	6.0	4.9	5.5	20.3	4.8	4.9	(18.2%	)
Total	70.1	78.4	84.3	91.5	324.3	81.6	90.1	14.9%

Other
US	0.0	0.0	0.0	0.0	0.0	0.0	0.0	N/A
Europe	0.0	0.0	0.0	0.2	0.3	0.1	0.1	N/A
Rest of World	0.7	0.7	0.8	0.7	2.9	0.5	0.3	(55.9%	)
Total	0.7	0.7	0.8	0.9	3.2	0.5	0.4	(45.8%	)

Total
US	101.6	117.1	120.8	131.6	471.2	114.1	124.4	6.2%
Europe	106.1	111.2	95.2	106.4	418.8	101.9	110.0	(1.1%	)
Rest of World	75.7	88.8	70.2	79.9	314.6	75.8	84.9	(4.4%	)
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$291.8	$319.3	$0.7%

*Numbers may not add due to rounding.

LIVANOVA PLC
QUARTERLY SALES TREND BY REGION
U.S. dollar in millions, REPORTED

	1Q15	2Q15	3Q15	4Q15	FY15	1Q16	2Q16	2Q16 vs. 2Q15
Cardio Pulmonary
US	$32.9	$43.0	$39.8	$45.9	$161.7	$34.5	$39.2	(8.7%	)
Europe	33.6	37.1	31.7	35.6	137.9	31.5	34.9	(5.9%	)
Rest of World	41.0	45.9	41.5	48.5	176.9	45.0	49.9	8.7%
Total	107.5	125.9	113.0	130.0	476.4	110.9	124.0	(1.5%	)

Heart Valve
US	6.7	6.7	6.1	5.8	25.2	6.5	7.1	6.2%
Europe	12.8	13.0	10.3	10.9	46.9	11.4	12.5	(3.7%	)
Rest of World	15.2	16.8	17.8	18.2	68.1	14.7	17.5	4.3%
Total	34.7	36.4	34.2	34.9	140.2	32.5	37.1	1.8%

Cardiac Surgery
US	39.6	49.6	45.9	51.7	186.9	40.9	46.3	(6.7%	)
Europe	46.3	50.0	41.9	46.5	184.8	42.9	47.4	(5.3%	)
Rest of World	56.2	62.7	59.3	66.7	245.0	59.7	67.4	7.5%
Total	142.2	162.3	147.2	164.9	616.6	143.4	161.1	(0.8%	)

CRM
US	4.5	3.9	3.9	3.1	15.5	3.0	2.3	(41.0%	)
Europe	51.0	52.3	44.8	50.5	198.6	50.0	54.4	4.1%
Rest of World	14.9	19.4	5.1	7.0	46.4	8.7	12.9	(33.7%	)
Total	70.4	75.6	53.9	60.7	260.5	61.7	69.6	(8.0%	)

Neuromodulation
US	57.5	63.6	70.9	76.8	268.8	70.2	75.8	19.2%
Europe	8.7	8.9	8.4	9.2	35.2	6.4	9.4	5.6%
Rest of World	3.9	6.0	4.9	5.5	20.3	4.8	4.9	(18.4%	)
Total	70.1	78.4	84.3	91.5	324.3	81.4	90.0	14.8

Other
US	0.0	0.0	0.0	0.0	0.0	0.0	0.0	N/A
Europe	0.0	0.0	0.0	0.2	0.3	0.1	0.1	N/A
Rest of World	0.7	0.7	0.8	0.7	2.9	0.4	0.3	(54.8%	)
Total	0.7	0.7	0.8	0.9	3.2	0.4	0.4	(44.7%	)

Total
US	101.6	117.1	120.8	131.6	471.2	114.1	124.4	6.2%
Europe	106.1	111.2	95.2	106.4	418.8	99.3	111.2	0.0%
Rest of World	75.7	88.8	70.2	79.9	314.6	73.5	85.4	(3.7%	)
Total	$283.4	$317.1	$286.1	$318.0	$1,204.6	$287.0	$321.0	$1.3%

*Numbers may not add due to rounding

LIVANOVA PLC
QUARTERLY SALES
U.S. dollar in millions

	Three Months Ended June 30, 2016
	2016	2015	% Change at Actual Currency Rates		% Change at Constant Currency Rates
Cardio Pulmonary
US	$39.2	$43.0	(8.7%	)	(8.7%	)
Europe	34.9	37.1	(5.9%	)	(6.7%	)
Rest of World	49.9	45.9	8.7%		8.7%
Total	124.0	125.9	(1.5%	)	(1.8%	)

Heart Valve
US	7.1	6.7	6.2%		6.2%
Europe	12.5	13.0	(3.7%	)	(4.5%	)
Rest of World	17.5	16.8	4.3%		4.5%
Total	37.1	36.4	1.8%		1.6%

Cardiac Surgery
US	46.3	49.6	(6.7%	)	(6.7%	)
Europe	47.4	50.0	(5.3%	)	(6.1%	)
Rest of World	67.4	62.7	7.5%		7.5%
Total	161.1	162.3	(0.8%	)	(1.0%	)

CRM
US	2.3	3.9	(41.0%	)	(41.0%	)
Europe	54.4	52.3	4.1%		2.4%
Rest of World	12.9	19.4	(33.7%	)	(36.7%	)
Total	69.6	75.6	(8.0%	)	(9.9%	)

Neuromodulation
US	75.8	63.6	19.2%		19.2%
Europe	9.4	8.9	5.6%		6.3%
Rest of World	4.9	6.0	(18.4%	)	(18.2%	)
Total	90.0	78.4	14.8%		14.9%

Other
US	0.0	0.0	n/a		n/a
Europe	0.1	0.0	n/a		n/a
Rest of World	0.3	0.7	n/a		n/a
Total	0.4	0.7	n/a		n/a

Total
US	124.4	117.1	6.2%		6.2%
Europe	111.2	111.2	0.0%		(1.1%	)
Rest of World	85.4	88.8	(3.7%	)	(4.4%	)
Total	$321.0	$317.1	1.3%		0.7%

*Numbers may not add due to rounding

LIVANOVA PLC
QUARTERLY SALES
U.S. dollar in millions

	Six Months Ended June 30, 2016
	2016	2015	% Change at Actual Currency Rates		% Change at Constant Currency Rates
Cardio Pulmonary
US	$73.7	$75.9	(2.9%	)	(2.9%	)
Europe	66.4	70.7	(6.1%	)	(5.3%	)
Rest of World	94.8	86.9	9.2%		11.0%
Total	234.9	233.4	0.6%		1.6%

Heart Valve
US	13.5	13.4	1.3%		1.3%
Europe	23.9	25.7	(7.2%	)	(6.4%	)
Rest of World	32.2	32.0	0.6%		2.4%
Total	69.6	71.1	(2.1%	)	(1.0%	)

Cardiac Surgery
US	87.2	89.3	(2.3%	)	(2.3%	)
Europe	90.2	96.4	(6.4%	)	(5.6%	)
Rest of World	127.0	118.9	6.8%		8.7%
Total	304.5	304.5	(0.0%	)	1.0%

CRM
US	5.3	8.5	(37.5%	)	(37.5%	)
Europe	104.4	103.2	1.1%		1.5%
Rest of World	21.6	34.3	(37.0%	)	(38.8%	)
Total	131.3	146.0	(10.1%	)	(10.2%	)

Neuromodulation
US	146.0	121.0	20.6%		20.6%
Europe	15.7	17.6	(10.7%	)	(9.0%	)
Rest of World	9.6	9.9	(2.7%	)	(2.3%	)
Total	171.4	148.6	15.4%		15.6%

Other
US	0.0	0.0	n/a		n/a
Europe	0.2	0.0	n/a		n/a
Rest of World	0.7	1.4	n/a		n/a
Total	0.8	1.4	n/a		n/a

Total
US	238.5	218.8	9.0%		9.0%
Europe	210.5	217.2	(3.1%	)	(2.4%	)
Rest of World	159.0	164.5	(3.4%	)	(2.3%	)
Total	$608.0	$600.5	1.3%		1.8%

*The sales results are unaudited.  Numbers may not add due to rounding

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in millions, except share and per share amounts

Three Months Ended June 30, 2016
Net sales	$321.0
Cost of sales	130.7
Gross profit	190.4

Operating expenses
Selling, general and administrative	120.2
Research and development	30.2
Merger and integration expense	6.2
Restructuring expense	4.2
Amortization of intangible assets	6.3
Litigation related expenses	1.3
Total operating expenses	168.4
Income (loss) from operations	22.0

Other Income
Interest income (expense)	1.7
Foreign exchange and other – (gain) loss	(0.6)
Income (loss) before income taxes	(20.9)

Loss from equity method investments	3.5
Income tax expense (benefit)	8.4
Net (loss) income	$9.0

Earnings (loss) per common share:
Basic	$0.18
Diluted	$0.18

Weighted average common shares outstanding (in millions)
Basic	49.1
Diluted	49.2

Adjusted Gross Profit(1)	$209.0
Adjusted SG&A(1)	$116.3
Adjusted R&D(1)	$30.0
Adjusted Income (loss) from Operations(1)	$62.8
Adjusted Net Income (loss)(1)	$43.0
Adjusted Diluted Earnings Per Share(1)	$0.87
Statistics (as a % of net sales, except for income tax rate)

	GAAP Three
	Months Ended June 30,	Adjusted(1) Three Months Ended June 30,
	2016	2016	2015
Gross Profit	59.3%	65.1%	62.8%
SG&A	37.4%	36.2%	35.6%
R&D	9.4%	9.3%	11.2%
Income from Operations (loss)	6.8%	19.5%	16.0%
Net Income (loss)	2.8%	13.4%	n/a
Income Tax Rate	40.3%	25.9%	n/a

(1)Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to compare GAAP financial measures in the Reconciliation of GAAP to non-GAAP Financial Measures contained in the press release.

*Numbers may not add due to rounding.  n/a is not applicable, there is no applicable adjusted net inicome or tax rate reported for 2Q15.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in millions, except share and per share amounts

Six Months Ended June 30, 2016
Net sales	$608.0
Cost of sales	254.2
Gross profit	353.8

Operating expenses
Selling, general and administrative	235.8
Research and development	61.9
Merger and integration expense	13.0
Restructuring expense	32.8
Amortization of intangible assets	22.2
Litigation related expenses	2.3
Total operating expenses	367.9
Income (loss) from operations	(14.2)

Other Income
Interest income (expense)	2.6
Foreign exchange and other – (gain) loss	1.2
Income (loss) before income taxes	(18.0)

Loss from equity method investments	6.3
Income tax expense (benefit)	7.2
Net (loss) income	$(31.4)

Earnings (loss) per common share:
Basic	$(0.64)
Diluted	$(0.64)

Weighted average common shares outstanding (in millions)
Basic	49.0
Diluted	49.1

Adjusted Gross Profit(1)	$394.1
Adjusted SG&A(1)	$226.5
Adjusted R&D(1)	$61.3
Adjusted Income (loss) from Operations(1)	$106.3
Adjusted Net Income (loss)(1)	$69.5
Adjusted Diluted Earnings Per Share(1)	$1.42
Statistics (as a % of net sales, except for income tax rate)

	GAAP Six
	Months Ended June 30,		Adjusted(1) Six Months Ended June 30,
	2016		2016	2015
Gross Profit	58.2%		64.8%	63.4%
SG&A	38.8%		37.3%	36.8%
R&D	10.2%		10.1%	12.0%
Income from Operations (loss)	(2.3%	)	17.5%	14.6%
Net Income (loss)	(5.2%	)	11.4%	n/a
Income Tax Rate	(39.8%	)	26.8%	n/a

(1)Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled to compare GAAP financial measures in the Reconciliation of GAAP to non-GAAP Financial Measures contained in the press release.

*Numbers may not add due to rounding.  n/a is not applicable, there is no applicable adjusted net inicome or tax rate reported for 2Q15.

LIVANOVA PLC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
U.S. dollars in millions, except share and per share amounts

Three Months Ended June 30, 2016	Sales	Gross Profit	Income From Operations	Net Income	Diluted EPS

GAAP Financial Measures	$321.0	$190.4	$22.0	$9.0	$0.18
Specified Items
Merger and integration expense(A)			6.2	5.2	0.11
Restructuring expense(B)			4.2	3.7	0.07
Amortization of intangible assets(C)		4.6	10.9	8.7	0.18
Other Income Expenses & Litigations(D)			1.5	(0.3)	(0.01)
Impact of inventory step-up(E)		13.7	13.7	9.4	0.19
Equity compensation(F)		0.3	4.2	3.5	0.07
Certain tax adjustments(G)				3.8	0.08
Adjusted financial measures	$321.0	$209.0	$62.8	$43.0	$0.87

GAAP results for the three months ended June 30, 2016 include:
(A)Expenses related to merger and integration activities; includes $0.3 of equity compensation based on the merger.
(B)Restructuring expenses, including CRM restructuring announced March 10, 2016 and severance related to Corporate and shared service synergies.
(C)Includes amortization associated with final purchase price accounting.

(D)Includes a $4.7 million reimbursement of damages related to 2012 earthquake that happened in Mirandola (Italy), a $5.0 million write-off of receivables vs Greece distributors, and a $1.3 million expense associated with litigation related to 3T  heater/cooler.

(E)Includes the amortization of inventory step-up associated with final purchase price accounting.
(F)Includes $3.6 million related to SG&A and $0.2 million related to R&D.
(G)Relates to the impact of restrucring initiatives and including IP migration.

Please see "Use of Non-GAAP Financial Measures" above

Three Months Ended June 30, 2016	Sales	Gross Profit	Income From Operations	Net Income	Diluted EPS

GAAP Financial Measures	$608.0	$353.8	$(14.2)	$(31.4)	$(0.64)
Specified Items
Merger and integration expense(A)			13.0	11.1	0.23
Restructuring expense(B)			32.8	30.5	0.62
Amortization of intangible assets(C)		4.6	26.8	19.6	0.40
Other Income Expenses & Litigations(D)			2.5	0.6	0.01
Impact of inventory step-up(E)		35.0	35.0	24.0	0.49
Equity compensation(F)		0.7	10.3	8.9	0.18
Certain tax adjustments(G)				6.2	0.13
Adjusted financial measures	$608.0	$394.1	$106.3	$69.5	$1.42

GAAP results for the three months ended June 30, 2016 include:
(A)Expenses related to merger and integration activities.
(B)Restructuring expenses, including CRM restructuring announced March 10, 2016 and severance related to Corporate and shared service synergies.
(C)Includes amortization associated with final purchase price accounting.

(D)Includes a $4.7 million reimbursement of damages related to 2012 earthquake that happened in Mirandola (Italy), a $ 5.0 million write-off of receivables in relation to Greece distributors, and a $2.3 million expense primarily associated with litigation related to 3T  heater/cooler.

(E)Includes the amortization of inventory step-up associated with final purchase price accounting.
(F)Includes $9.0 million related to SG&A and $0.6 million related to R&D.
(G)Relates to the impact of restrucring initiatives and including IP migration.

Please see "Use of Non-GAAP Financial Measures" above

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in millions

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$63.9	$112.6
Short-term investments	7.0	7.0
Accounts receivable, net	299.6	272.4
Inventories	192.7	212.5
Prepaid taxes	47.3	42.4
Prepaid expenses and other current assets	51.8	26.6
Total Current Assets	662.3	673.4
Property, plant and equipment, net	245.0	244.6
Goodwill	731.2	745.4
Intangible assets, net	659.3	658.9
Investments	72.2	77.5
Deferred tax assets, net	8.3	153.5
Other assets	146.5	5.4
Total Assets	$2,524.9	$2,558.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current debt obligations	$68.9	$82.5
Accounts payable	121.2	109.6
Accrued liabilities	63.2	63.0
Income taxes payable	20.1	26.7
Accrued employee compensation and related benefits liability	70.5	77.3
Total Current Liabilities	343.9	359.1
Long-term debt obligations	83.3	91.8
Long-term deferred income taxes liability	212.4	235.5
Long-term employee compensation and related benefits liability	31.9	31.1
Other long-term liabilities	29.6	29.7
Total Liabilities	701.0	747.3
Total Stockholders' Equity	1,823.8	1,811.5
Total Liabilities and Stockholders' Equity	$2,524.9	$2,558.7

*Numbers may not add due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in millions
(Unaudited)

Six Months Ended June 30, 2016

Cash Flows From Operating Activities
Net income (loss)	$(31.4)
Non-cash items included in net income (loss):
Depreciation	19.5
Amortization	22.2
Stock-based compensation	10.8
Deferred income tax expense (benefit)	(12.8)
Impairment of intangible assets	0.1
Gain on disposal of assets	(0.4)
Loss from equity method investments	6.3
Other	5.0

Changes in operating assets and liabilities
Accounts receivable	(27.2)
Inventories	24.7
Other current and non-current assets	(15.7)
Restructuring reserve	16.8
Accounts payable and accrued current and non-current liabilities	(5.2)
Net cash provided by (used in) operating activities	12.6

Cash Flow From Investing Activities
Purchase of short-term investments	(7.0)
Maturities of short-term investments	7.0
Purchase of property, plant and equipment and other	(15.8)
Intangible assets purchases	(0.8)
Proceeds from assets sales	0.6
Net cash provided by operating activities	(16.0)

Cash Flows From Financing Activities:
Short-term borrowing	4.4
Short-term repayments	(20.0)
Repayment of long-term debt obligations	(11.1)
Repayment of trade receivable advances	21.6
Loan to associates	(3.8)
Proceeds from exercise of options for common stock	4.7
Realized excess tax benefits - stock-based compensation	0.9
Purchase of treasury stock	0.0
Cash settlement of compensation-based stock units	0.0
Other financial assets and liabilities	0.3
Net cash used in financing activities	(46.2)

Effect of exchange rate changes on cash and cash equivalents	0.9
Net increase (decrease) in cash and cash equivalents	(48.7)

Cash and cash equivalents at beginning of period	112.6
Cash and cash equivalents at end of period	$63.9

Numbers may not add due to rounding.